Exhibit 4.10

ZOGENIX, INC.

AMENDMENT TO WARRANTS

THIS AMENDMENT TO WARRANTS (this “Amendment”) is made and entered into as of October 7, 2010 by and among Zogenix, Inc., a Delaware corporation (the “Company”), and the investors (the “Investors”) holding Warrants (the “Warrants”) issued pursuant to that certain Amended and Restated Series B Preferred Stock Purchase Agreement dated December 2, 2009 by and among the Company and the persons and entities listed on the Schedule of Investors thereto.

WHEREAS, the Company and the Investors have determined that it is in their mutual interests to amend the Warrants as hereinafter set forth; and

WHEREAS, pursuant to their terms the Warrants may be amended and the observance of any term thereof may be waived with the written consent of the Company and the holders of sixty-seven percent (67%) of the shares issuable upon exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing, the undersigned Investors hereby agree with the Company as follows:

1. Amendment to Warrants. Section 2.3 of the Warrants is hereby amended and restated in its entirety to read as follows:

“2.3 Term; Method of Exercise.

2.3.1 Term. Subject to the terms hereof, this Warrant may be exercised, in whole or in part, at any time after the date hereof and prior to 5:00 p.m. (Pacific Time) on the close of business on December 2, 2016 (the “Exercise Period”), unless sooner terminated as set forth in Section 6.3 below.

2.3.2 Method of Exercise. This Warrant is exercisable during the Exercise Period with respect to any or all of the Shares, at the option of Holder, upon surrender of this Warrant to the Company together with (a) a duly completed (i) Notice of Exercise, in the form attached hereto as Exhibit A, or (ii) Net Issue Election Notice, in the form attached hereto as Exhibit B and (b) payment of an amount equal to the Exercise Price multiplied by the number of Shares with respect to which this Warrant is being exercised as provided in Section 2.4 below. If Holder exercises this Warrant with respect to less than all of the Shares represented by this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver to Holder a new Warrant for the balance of such Shares.”

2. No Other Amendment. Except for the matters set forth in this Amendment, all other terms of the Warrants shall remain unchanged and in full force and effect.

3. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment to Warrants as of the date first written above.

COMPANY:

ZOGENIX, INC. a Delaware corporation

/s/ Ann D. Rhoads
Ann D. Rhoads
Executive Vice President and Chief Financial
Officer

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AMENDMENT TO WARRANTS

INVESTORS:

DOMAIN PARTNERS VII, L.P.

By:	One Palmer Square Associates VII, L.L.C., its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker Managing Member

DP VII ASSOCIATES, L.P.

By:	One Palmer Square Associates VII, L.L.C., its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker Managing Member

SIGNATURE PAGE TO

AMENDMENT TO WARRANTS

INVESTORS:

SCALE VENTURE PARTNERS II, LP

By:	Scale Venture Management II, LLC its General Partner

By:	/s/ Louis C. Bock
Louis C. Bock Managing Director

SIGNATURE PAGE TO

AMENDMENT TO WARRANTS

INVESTORS:

ABINGWORTH BIOVENTURES IV LP acting by: Its manager Abingworth Management Ltd

By:	/s/ James Abell
Name:	James Abell
Title:	Director

ABINGWORTH BIOVENTURES IV EXECUTIVES LP acting by: Its manager Abingworth Management Ltd

By:	/s/ James Abell
Name:	James Abell
Title:	Director

SIGNATURE PAGE TO

AMENDMENT TO WARRANTS

INVESTORS:

TMP ASSOCIATES II, L.P.

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP NOMINEE II, LLC

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

THOMAS, MCNERNEY & PARTNERS II, L.P.

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

SIGNATURE PAGE TO

AMENDMENT TO WARRANTS

INVESTORS:

CLARUS LIFESCIENCES I, L.P.

By:	Clarus Ventures I Management, L.P. its general partner

By:	Clarus Ventures I, LLC its general partner

By:	/s/ Kurt C. Wheeler
Kurt C. Wheeler
Managing Director

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AMENDMENT TO WARRANTS

INVESTORS:

CHICAGO GROWTH PARTNERS II, L.P.

By:	Chicago Growth Management II, LP
Its:	General Partner

By:	Chicago Growth Management II, LLC
Its:	General Partner

By:	/s/ Arda Mincherhomjee
Arda Minocherhomjee
Partner

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AMENDMENT TO WARRANTS